                                                                 EXHIBIT (c)(15)


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                          COMPUTER SCIENCES CORPORATION

                                       AND

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.







                      AMENDED AND RESTATED RIGHTS AGREEMENT

                          DATED AS OF DECEMBER 21, 1988





                  AMENDED AND RESTATED AS OF FEBRUARY 18, 1998





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
                                TABLE OF CONTENTS


Section                                                                                    Page
-------                                                                                    ----
     l    Certain Definitions................................................................1

     2    Appointment of Rights Agent........................................................6

     3    Issue of Rights Certificates.......................................................6

     4    Form of Rights Certificates........................................................8

     5    Countersignature and Registration..................................................9

     6     Transfer, Split Up, Combination and Exchange of Rights Certificates;
               Mutilated, Destroyed, Lost or Stolen Rights Certificates......................9

     7     Exercise of Rights; Purchase Price; Expiration Date of Rights....................10

     8     Cancellation and Destruction of Rights Certificates..............................12

     9     Reservation and Availability of Stock ...........................................13

    10     Preferred Stock Record Date......................................................14

    11     Adjustment of Purchase Price, Number and Kind of Shares or
               Number of Rights.............................................................15

    12     Certificate of Adjusted Purchase Price or Number of Shares.......................24

    13     Consolidation, Merger or Sale or Transfer of Assets or Earning Power.............24

    14     Fractional Rights and Fractional Shares..........................................28

    15     Rights of Action.................................................................29

    16     Agreement of Rights Holders......................................................30

    17     Rights Certificate Holder Not Deemed a Stockholder...............................30

    18     Concerning the Rights Agent......................................................31

    19     Merger or Consolidation or Change of Name of Rights Agent........................31

    20     Duties of Rights Agent...........................................................32

Section                                                                                    Page
-------                                                                                    ----
    21     Change of Rights Agent...........................................................34

    22     Issuance of New Rights Certificates..............................................35

    23     Redemption and Termination.......................................................35

    24     Notice of Certain Events.........................................................36

    25     Notices..........................................................................37

    26     Supplements and Amendments.......................................................37

    27     Successors.......................................................................38

    28     Determination and Actions by the Board of Directors, etc.........................38

    29     Benefits of this Agreement.......................................................39

    30     Severability.....................................................................39

    31     Governing Law....................................................................39

    32     Counterparts.....................................................................39

    33     Descriptive Headings.............................................................40









Exhibit A -- Form of Certificate of Amendment of Certificate of Designations

Exhibit B -- Form of Rights Certificate

Exhibit C -- Form of Summary of Rights

                      AMENDED AND RESTATED RIGHTS AGREEMENT


        RIGHTS AGREEMENT, dated as of December 21, 1988, amended and restated as of February 18, 1998 (the "Agreement"), between COMPUTER SCIENCES CORPORATION, a Nevada corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent").

                               W I T N E S S E T H

        WHEREAS, on December 21, 1988 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one preferred stock purchase right (a "Right") for each share of common stock, $1.00 par value, of the Company (the "Common Stock") outstanding at the close of business on January 3, 1989 (the "Record Date"), and authorized the issuance of one Right for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase one four-thousandth (l/4000th) of a share of Series A Junior Participating Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Certificate of Amendment of Certificate of Designations attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

        (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding; provided, however that (i) the term "Acquiring Person" shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (ii) a person who becomes the Beneficial Owner of at least twenty percent (20%) of such outstanding shares of Common Stock as the result of a stock repurchase plan or self-tender offer of the Company shall not be deemed an Acquiring Person, and the Stock Acquisition Date shall not be deemed to occur, until such Person, together with all Affiliates and Associates of such Person, thereafter becomes the Beneficial Owner of, in the aggregate, a number of additional shares of Common Stock equal to one percent (1%) or more of the then outstanding shares (and, at that time, owns at least twenty percent (20%) of such outstanding shares), and (iii) the term "Acquiring

Person shall not include a person who becomes the Beneficial Owner of at least twenty percent (20%) of such outstanding shares of Common Stock as the result of an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to stockholders of the Company (taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders.

        (b) "Act" shall mean the Securities Act of 1933, as amended.

        (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act)".

        (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

               (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a)) or Section 22 hereof (the "Original Rights") or pursuant to Section ll(i) hereof in connection with an adjustment made with respect to any Original Rights;

               (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has

        "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (d)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (d) shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

        (e) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

        (f) "Close of business" on any given date shall mean 5:00 P.M., California time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., California time, on the next succeeding Business Day.

        (g) "Common Stock" shall mean the common stock, $1.00 par value, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or units of beneficial interest which represent the right to participate in profits, losses, deductions and credits) of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

        (h) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

        (i) "Current market price" shall have the meaning set forth in Section ll(d) hereof.

        (j) "Current Value" shall have the meaning set forth in Section ll(a)(iii) hereof.

        (k) "Distribution Date" shall have the meaning set forth in Section 3(a) hereof.

        (l) "Equivalent Preferred Stock" shall have the meaning set forth in Section ll(b) hereof.

        (m) "Exchange Act" shall have the meaning set forth in Section l(c) hereof.

        (n) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

        (o) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

        (p) "Person" shall mean any individual, firm, corporation, partnership, association, trust or other entity.

        (q) "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, $1.00 par value, of the Company and, to the extent that there is not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, $1.00 par value, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

        (r) "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

        (s) "Purchase Price" shall have the meaning set forth in Section 4(a) hereof.



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

        (t) "Record Date" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

        (u) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

        (v) "Rights" shall have the meaning set forth in the WHEREAS clause at the beginning of this Agreement.

        (w) "Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

        (x) "Section ll(a)(ii) Event" shall mean any event described in Section ll(a)(ii) hereof.

        (y) "Section ll(a)(ii) Trigger Date" shall have the meaning set forth in Section ll(a)(iii) hereof.

        (z) "Section 13 Event" shall mean any event described in clauses (x),
(y) or (z) of Section 13(a) hereof.

        (aa) "Spread" shall have the meaning set forth in Section ll(a)(iii) hereof.

        (bb) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the directors shall become aware of the existence of an Acquiring Person.

        (cc) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

        (dd) "Substitution Period" shall have the meaning set forth in Section ll(a)(iii) hereof.

        (ee) "Trading Day" shall have the meaning set forth in Section ll(d) hereof.

        (ff) "Triggering Event" shall mean any Section ll(a)(ii) Event or any
Section 13 Event.

        Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

        Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

        Section 3.    Issue of Rights Certificates.

        (a) Until the earlier of (i) the close of business on the tenth business day after the Stock Acquisition Date or, if the tenth business day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date), or (ii) the close of business on the tenth business day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 30% or more of the shares of Common Stock then outstanding (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of (i) or (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company);provided, however, that, notwithstanding anything to the contrary in the foregoing definition of the "Distribution Date," clause (ii) of the definition does not apply to the tender offer commenced by CAI Computer Services Corp. on February 17, 1998.. As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section ll(p) hereof, at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

        (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

        (c) Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

        "This certificate also evidences and entitles the holder hereof to certain rights as set forth in the Rights Agreement between Computer Sciences Corporation (the "Company") and American Transtech (the "Rights Agent") dated as of December 21, 1988 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

        With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

        Section 4.    Form of Rights Certificates.

        (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of four-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one four-thousandth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

        (b) Notwithstanding any other provision of this Agreement, any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights beneficially owned by any Person known to be: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

        "The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement."

        Section 5.  Countersignature and Registration.

        (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

        (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the Date of each of the Rights Certificates.

        Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

        (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of four-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and
Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

        (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

        Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

        (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section ll(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of four-thousandths of a share of Preferred Stock (or Common Stock or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the close of business on December 21, 1998 (the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the ("Expiration Date").

        (b) The Purchase Price for each one four-thousandth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $235.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

        (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one four-thousandth of a share of Preferred Stock (or Common Stock or other securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of four-thousandths of a share of Preferred Stock to be purchased and the Company hereby authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of four-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company an amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section ll(a)(iii) hereof) may be made in cash or by certified bank check or money order payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section ll(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

        (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

        (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section ll(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or
(iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

        (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate continued in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

        Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

        Section 9. Reservation and Availability of Stock.

        (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Section ll(a)(ii) Event, out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Section ll(a)(ii) Event, Common Stock and, or other securities) that, as provided in this Agreement including Section ll(a)(iii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights, provided, however, that the Company shall not be required to reserve and keep available shares of Preferred Stock, Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section ll(a)(ii), Section ll(a)(iii) or Section 13 hereof unless, and only to the extent that, the Rights become exercisable pursuant to such adjustments.

        (b) So long as the shares of Preferred Stock (and, following the occurrence of a Section ll(a)(ii) Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

        (c) If necessary to permit the offer and issuance of Preferred Stock (and, following the occurrence of a Section ll(a)(ii) Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of Rights, the Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section ll(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section ll(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. The Company will also use reasonable efforts to take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained or an exemption therefrom shall have been obtained or be available and until a registration statement (if required) has been declared effective.

        (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all four-thousandths of a share of Preferred Stock (and, following the occurrence of a Section ll(a)(ii) Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non assessable.

        (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of four-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of four-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of four-thousandths of shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

        Section 10. Preferred Stock Record Date. Each person in whose name any certificate for a number of four-thousandths of a share of Preferred Stock (or

Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and the Company's capital stock is not converted into securities or property (including cash) of another Person), except as otherwise provided in this Section ll(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or such capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section ll(a)(i) and Section ll(a)(ii) hereof, the adjustment provided for in this Section ll(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section ll(a)(ii) hereof.

               (ii) In the event ("Section ll(a)(ii) Event") that the Stock Acquisition Date shall have occurred, then promptly following the close of business on the tenth business day after such Section ll(a)(ii) Event (or, if the tenth business day after such Section ll(a)(ii) Event occurs before the Record Date, the close of business on the Record Date), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof, in lieu of a number of four-thousandths of a share of Preferred Stock, one share of Common Stock (as constituted on the date of this Agreement) of the Company for each Right which was exercisable immediately prior to the occurrence of such Section ll(a)(ii) Event (such number of shares, the "Adjustment Shares") at an adjusted Purchase Price (the "Section 11 Price") equal to the product obtained by multiplying the Adjustment Shares by 10% of the current market price (as determined pursuant to Section ll(d) hereof) per share of the Common Stock on the date of the occurrence of Such Section ll(a)(ii) Event; and, following the occurrence of such Section ll(a)(ii) Event, the Section 11 Price shall be the "Purchase Price" for all purposes of this Agreement provided that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence; and provided, further, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section ll(a)(ii).

               (iii) In the event that the number of shares of Common Stock which are authorized by the Company's articles of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section ll(a) and the Rights shall become so exercisable, to the extent permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (l) cash, (2) a reduction in the Purchase Price, (3) Common Stock or shares or units of shares of Preferred Stock or other equity securities of the Company, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty
        (30) days following the later of (x) the first occurrence of a Section ll(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section ll(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section ll(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section ll(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section ll(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section ll(d) hereof) per share of the Common Stock on the Section ll(a)(ii) Trigger Date and the value of the Series A Junior Participating Preferred Stock shall be deemed to be the fair value on such day as determined in good faith by the Board of Directors. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of Rights pursuant to this Section ll(a)(iii).

        (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five

(45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section ll(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock (and/or Equivalent Preferred Stock so to be offered and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c) In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section ll(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section ll(d) hereof) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section ll(d) hereof) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

               (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section ll(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section ll(a) (iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the current market price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or the Pacific Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange or the Pacific Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this Section ll(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section ll(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 4,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one four-thousandth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 4,000.

        (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section ll(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a share of Common Stock or other share or one forty-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section ll(e), an adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustments, or (ii) the Expiration Date.

        (f) If as a result of an adjustment made pursuant to Section ll(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections ll(a), (b),
(c), (e), (g), (h), (i), (j), (k), and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of four-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h) Unless the Company shall have exercised its election as provided in section ll(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections ll(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of four-thousandths of a share of Preferred Stock (calculated to the nearest one forty-thousandth) obtained by (i) multiplying (x) the number of four-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of four-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of four-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one forty-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section ll(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or the number of four-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one four-thousandth of a share and the number of four-thousandths of a share which were expressed in the initial Rights Certificates issued hereunder.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then stated value, if any, of the number of four-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of four-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

        (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of four-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of four-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

        (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section ll(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section ll(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section ll(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

        (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

        (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the Purchase Price per Right immediately following such event shall be equal to the product of the Purchase Price per Right immediately prior to such event multiplied by a fraction, the numerator which shall be the total number of Rights outstanding immediately prior to such event and the denominator of which shall be the total number of Rights outstanding immediately following such event.

        Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 and Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained. Any adjustment to be made pursuant to Sections 11 and 13 of this Agreement shall be effective as of the date of the event giving rise to such adjustment.

        Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

        (a) In the event ("Section 13(a) Event") that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section ll(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section ll(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section ll(o) hereof), then, and in each such case, proper provisions shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of four-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section ll(a)(ii) Event has occurred prior to the first occurrence of a
Section 13 event, multiplying the number of such four-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section ll(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section ll(d)(i) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein); provided that the Purchase Price and the number of shares of common stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Section 13 event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property; and (v) the provisions of Section ll(a)(ii) hereof shall be of no effect following the first occurrence of any

Section 13 Event.

        (b) "Principal Party" shall mean:

               (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a): (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer whose Common Stock has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to such merger or consolidation and survives said merger or consolidation, or, if there is more than one such Person, the Person whose Common Stock has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such persons is the issuer of the Common Stock having the greatest aggregate market value.

        (c) If, for any reason, the Rights cannot be exercised for the Common Stock of such Principal Party, then a holder of Rights will have the right to exchange each Right for cash from such Principal Party in an amount equal to twice the Purchase Price as calculated above. If, for any reason, the foregoing formulation cannot be applied to determine the cash amount to which the holder of Rights is entitled, then the Continuing Directors on the Board of Directors of the Company shall determine such amount reasonably and in good faith.

        (d) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a), (b) and (c) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this
Section 13, the Principal Party will:

               (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and similarly comply with applicable state securities laws;

               (ii) will deliver to holders of the Rights historical financial statements of the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act;

               (iii) use its best efforts, if the Common Stock of the Principal Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other system then in use; and

               (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

               The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Section ll(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

        (e) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and
(y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section ll(a)(ii)(A) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(e), all Rights hereunder shall expire.

        Section 14.   Fractional Rights and Fractional Shares.

        (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section ll(p) hereof, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or Pacific Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or Pacific Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

        (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one four-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one four-thousandth of a share of Preferred Stock). In lieu of fractional shares of Preferred Stock that are not integral multiples of one four-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one four-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one four-thousandth of a share of Preferred Stock shall be one four-thousandth of the current market value of a share of Preferred Stock (as determined pursuant to Section ll(d)(ii) hereof) on the Trading Day immediately prior to the date of such exercise.

        (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this
Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section ll(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

        (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

        Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this

Agreement.

        Section 16. Agreement of Rights Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

        (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

        (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

        (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agents) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

        (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining Performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

        Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purposes the holder of the number of four-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

        Section 18.   Concerning the Rights Agent.

        (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever, even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

        (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

        Section 19.   Merger or Consolidation or Change of Name of Rights Agent.

        (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

        (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force Provided in the Rights Certificates and in this Agreement.

        Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

        (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

        (d) The Rights Agent shall not be liable for or by reason of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any adjustment required under the provisions of
Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in
Section 12 hereof setting forth any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificates or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

        (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

        (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

        (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

        Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the incumbent Rights Agent or any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any other state of the United States in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

        Section 23.   Redemption and Termination.

        (a) The Board of Directors of the Company may, at its option, at any time prior to the close of business on the earliest of (i) the tenth business day after the date of the first Section ll(a)(ii) Event, (ii) the date of the first Section 13(a) event, or (iii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price", as defined in Section ll(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held, without any interest thereon. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this
Section 23(b) or any defect therein shall not affect the legality or validity of the action taken by the Company.

        Section 24.   Notice of Certain Events.

        (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section ll(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section ll(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten
(10) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

        (b) In case any of the events set forth in Section ll(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section ll(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

        Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Computer Sciences Corporation
               2100 East Grand Avenue
               El Segundo, California 90245
               Attention:    Hayward D. Fisk, Vice President,
                             General Counsel and Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               ChaseMellon Shareholder Services, L.L.C.
               85 Challenger Road
               Overpeck Centre
               Ridgefield Park, New Jersey 07660
               Attention:    Reorganization Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Transfer Agent.

        Section 26. Supplements and Amendments Prior to the close of business on the earliest of (i) the tenth business day after the date of the First Section ll(a)(ii) Event, (ii) the date of the first Section 13(a) Event, or (iii) the Final Expiration Date and, in each case subject to extension by the Board of Directors by amendment hereof, and subject to the penultimate sentence of this
Section 26, the Company may, in its sole and absolute discretion and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. Thereafter, subject to the penultimate sentence of this
Section 26, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) to change or supplement any provision hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clauses (i) or (ii) of this sentence, (A) a time period relating to when the Rights may be redeemed or this Agreement amended at the sole and absolute discretion of the Company at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than any Acquiring Person and its Associates or Affiliates). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

        Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 28. Determination and Actions by the Board of Directors. etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (or, as set forth herein, certain specified members thereof) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights, or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any member of the Board of Directors to any liability to the holders of the Rights or to any other Person.

        Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

        Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth business day following the date of such determination by the Board of Directors of the Company.

        Section 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

        Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                     COMPUTER SCIENCES CORPORATION



By: /s/Hayward D. Fisk                      By: /s/Van B. Honeycutt
   ------------------------------              ---------------------------------
     Hayward D. Fisk                        Van B. Honeycutt
     Secretary                              President


[ Seal ]



Attest:                                     CHASEMELLON SHAREHOLDER
SERVICES, L.L.C.



By: /s/James E. Hagan                       By: /s/Barry S. Rosenthal
    -----------------------------              ---------------------------------
     James E. Hagan                              Barry S. Rosenthal
     Team Leader                                        Officer


[ Seal ]

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                           CERTIFICATE OF DESIGNATIONS
                                       OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                 $1.00 PAR VALUE

                                       OF

                          COMPUTER SCIENCES CORPORATION

              Pursuant to Section 78.195 of the General Corporation
                           Law of the State of Nevada


        We, Hayward D. Fisk, Vice President, and Stephen E. Johnson, Assistant Secretary, of COMPUTER SCIENCES CORPORATION, a corporation organized and existing under the General Corporation Law of the State of Nevada, in accordance with the provisions of Section 78.195 thereof, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Corporation: (i) the Board on December 21, 1988 adopted a resolution creating a series of Preferred Stock, par value $1.00 per share, designated as Series A Junior Participating Preferred Stock, and caused to be filed with the Nevada Secretary of State on January 13, 1989 a Certificate of Designations with respect thereto; and (ii) the Board on October 30, 1995 amended and restated such resolution in its entirety and caused to be filed with the Nevada Secretary of State on November 3, 1995 a Certificate of Amendment of Certificate of Designations with respect to the Series A Junior Participating Preferred Stock; and

        That on June 17, 1996, prior to the issuance of any shares of Series A Junior Participating Preferred Stock, the Board of Directors, pursuant to the authority conferred upon the Board by the Restated Articles of Incorporation, again amended and restated such resolution in its entirety, effective as of August 1, 1996, as follows:

        RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Restated Articles of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

        Section 1. Designation and Amount. The shares of such series shall be designated as Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), and the number of shares constituting such series shall be Two Hundred Thousand (200,000).

        Section 2.    Dividends and Distributions.

        (a) The holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, $1.00 per share, of the Corporation (the "Common Stock") and of any other junior stock of the Corporation that may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 per share ($4.00 per annum), or (ii) subject to the provision for adjustment hereinafter set forth, 4,000 times the aggregate per share amount of all cash dividends, and 4,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share ($4.00 per annum) on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall not bear interest. Each share of Preferred Stock shall rank on a parity with each other share of Preferred Stock, regardless of series, with respect to the payment of dividends at the respectively designated rates. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

        Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

        (a) Each share of Series A Preferred Stock shall entitle the holder thereof to 1 vote with the right to cumulate votes in certain instances in the manner set forth in the Restated Articles of Incorporation of the Corporation on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then and in each such event, the number of votes per share to which holders of shares of Series A Preferred Stock are entitled shall be increased, in the case of a subdivision, or in the case of such a dividend, or reduced, in the case of a combination, in the same proportion as the subdivision, increase by dividend, or combination of the Common Stock.

        (b) Except as otherwise provided in the Restated Articles of Incorporation of the Corporation or herein or by law, the holders of shares of Series A Preferred

Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (c) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

        In the event that at any time dividends on Series A Preferred Stock, whenever accrued and whether or not consecutive, shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Preferred Stock at the time outstanding, then and in each such event, the holders of shares of Series A Preferred Stock and each other series of preferred stock now or hereafter issued that shall be accorded such class voting right by the Board of Directors and that shall have the right to elect two directors as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect two directors at the next annual meeting of stockholders of the Corporation, in addition to the directors to be elected by the holders of all shares of the Corporation entitled to vote for the election of directors, and the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors, provided that the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall not have the right to elect more than two directors. Such special voting right of the holders of shares of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of shares of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the event of any such future dividend default or defaults. At any time after such special voting rights shall have so vested in the holders of shares of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal executive office of the Corporation shall, call a special meeting of the holders of shares of Preferred Stock so entitled to vote, for the election of the directors to be elected by them as herein provided, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called or held, the holders of shares of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice given by such person, and for that purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than 40% of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by two, as of the time of such special meeting or the time of the first such annual meeting held while such holders have special voting rights and such quorum is present, and the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the additional directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Restated Articles of Incorporation of the Corporation or the Bylaws, the two additional directors shall be members of those respective classes of directors in which a vacancy is created as a result of such increase in the authorized number of directors. If the foregoing expansion of the size of the Board of Directors shall not be valid under applicable law, then the holders of shares of Series A Preferred Stock and of each Other Series of Preferred Stock, voting as a class, shall be entitled, at the meeting of stockholders at which they would otherwise have voted, to elect directors to fill any then existing vacancies on the Board of Directors, and shall additionally be entitled, at such meeting and each subsequent meeting of stockholders at which directors are elected, to elect all of the directors then being elected until by such class vote two members of the Board of Directors have been so elected. Upon the election at such meeting by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the directors they are entitled so to elect, the persons so elected, together with such persons as may be directors or as may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. The additional directors so elected by holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such director is a member of a class of directors under provisions dividing the directors into classes, each such director shall serve until the annual meeting at which the term of office of such director's class shall expire or until such director's successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of shares of Series A Preferred Stock and each other Series of Preferred Stock under the special voting rights set forth in this paragraph is up for election, said special class voting rights shall apply in the reelection of such director or in the election of such director's successor; provided, however, that whenever the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect two directors as above provided, the terms of office of all persons elected as directors by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, or elected to fill any vacancies resulting from the death, resignation, or removal of directors so elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, shall forthwith terminate (and, if applicable, the number of directors shall be reduced accordingly). If, at any time after a special meeting of stockholders or an annual meeting of stockholders at which the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, have elected directors as provided above, and while the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled so to elect two directors, the number of directors who have been elected by the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock (or who by reason of one or more resignations, deaths or removals have succeeded any directors so elected) shall by reason of resignation, death or removal be less than two but at least one, the vacancy in the directors so elected by the holders of shares of the Series A Preferred Stock and each Other Series of Preferred Stock may be filled by the remaining director elected by such holders, and in the event that such election shall not occur within 30 days after such vacancy arises, or in the event that there shall not be incumbent at least one director so elected by such holders, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to the Secretary at the principal office of the Corporation shall, call a special meeting of the holders of shares of Series A Preferred Stock and each Other Series of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within 60 days after such call and at the place and upon the notice provided by law and in the Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of shares of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in number of the shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than 60 days before the annual meeting of stockholders.

        (d) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, or increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants or rights to any class of stock of the Corporation as authorized by the Restated Articles of Incorporation of the Corporation, as it may hereafter be amended.

        (e) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Restated Articles of Incorporation of the Corporation or herein or by law) for taking any corporate action.

        Section 4.    Certain Restrictions.

        (a) Whenever any dividends or other distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not, directly or indirectly:

               (i) declare or pay dividends on, or make any other distributions with respect to, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on, or make any other distributions with respect to any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on shares of the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (both as to dividends and upon liquidation, dissolution or winding up) the Series A Preferred Stock, provided that the

        Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. Such shares may not be reissued as part of any series of preferred stock including Series A Preferred Stock).

        Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to:

        (a) the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the greater of (i) $40.00 per share ($.01 per one four-thousandth of a share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 4,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock (the "Series A Liquidation Preference"); or

        (b) the holders of shares of Preferred Stock regardless of series, except distributions made ratably on the Series A Preferred Stock and all other Preferred Stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

        In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) at paragraph (a) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7. Consolidation, Merger, etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then and in each such event, the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 4,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event that the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then and in each such event, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the Restated Articles of Incorporation of the Corporation or herein.

        Section 9. Amendment. The Restated Articles of Incorporation of the Corporation shall not be amended in any manner that would materially and adversely alter or change the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

        Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share (in one four-thousandth (1/4000) of a share and integral multiples thereof) that shall entitle the holder thereof, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock.

        IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment and do affirm the foregoing as true under the penalties of perjury this day of , 19 .



                                        ------------------------------
                                               Hayward D. Fisk
                                               Vice President



                                        ------------------------------
                                               Stephen E. Johnson
                                               Assistant Secretary

                                    EXHIBIT B

                                     FORM OF
                               RIGHTS CERTIFICATE

Certificate No. R-______                                           ______ Rights

NOT EXERCISABLE AFTER DECEMBER 21, 1998 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY CERTAIN PERSONS OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                               Rights Certificate

                          COMPUTER SCIENCES CORPORATION


        This certifies that ________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms and conditions of a Rights Agreement (the "Rights Agreement") dated as of December 21, 1988, as amended and restated as of August 1, 1996, by and between COMPUTER SCIENCES CORPORATION, a Nevada corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 o'clock p.m., California time, on the earliest of (i) the date of the action of a majority, but not less than three, of the Independent Directors directing the Company to redeem the Rights pursuant to Section 23(a) of the Rights Agreement, (ii) the date upon which the Rights are redeemed pursuant to
Section 25 of the Rights Agreement, or (iii) December 21, 1998, at the office or agency of the Rights Agent at 85 Challenger Road, Overpeck Centre, Ridgefield Park, New Jersey 07660, or at the office of its successor as Rights Agent, one four-thousandth of a fully paid and nonassessable share of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company (a "Preferred Share") or, in certain circumstances, other securities or other property, at a purchase price of $235.00 per one four-thousandth of a Preferred Share (the "Exercise Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase, including Certificate, on the reverse side hereof completed and duly executed, with signature guaranteed.

        The number of Rights represented by this Rights Certificate and the Exercise Price set forth above are the number of Rights and the Exercise Price as of December 21, 1988, based upon the Preferred Shares as constituted on such date. As provided in the Rights Agreement, the Exercise Price and the number of

Preferred Shares or other securities or other property that may be purchased upon the exercise of the Rights represented by this Rights Certificate are subject to modification and adjustment upon the occurrence of certain events.

        The Rights Agreement contains a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of Rights Certificates. This Rights Certificate is subject to all the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

        This Rights Certificate, with or without other Rights Certificates, upon presentation and surrender at the above-mentioned offices of the Rights Agent, with the Form of Assignment, including Certificate, on the reverse side hereof completed and duly executed, with signature guaranteed, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date representing Rights entitling the holder thereof to purchase a like aggregate number of Preferred Shares or, in certain circumstances, other securities or other property, as the Rights represented by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive, upon the surrender hereof with the Form of Election to Purchase, including Certificate, on the reverse side hereof completed and duly executed, with signature guaranteed, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the Rights represented by this Rights Certificate may be redeemed by the Company, at its option, at a redemption price of $.01 per Right.

        No fractional securities shall be issued upon the exercise of any Right or Rights represented hereby (other than fractions of Preferred Shares that are integral multiples of one four-thousandth of a Preferred Share, that may, at the option of the Company, be represented by depositary receipts), but in lieu thereof, a cash payment shall be made, as provided in the Rights Agreement.

        No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or other securities or property that may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, until the Right or Rights represented by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

        This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

        WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________, _____.


Attest:                                  COMPUTER SCIENCES CORPORATION
                                                 a Nevada corporation



By__________________________             By__________________________________
  Name:                                    Name:
  Title:                                   Title:



Countersigned:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent



By___________________________
  Name:
  Title:

                   Form of Reverse Side of Rights Certificate

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer any or all of the Rights
                     represented by this Rights Certificate)


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

________________________________________________________________________________

________________________________________________________________________________

        (Name, address and social security or other identifying number of
transferee)______________________________ (        ) of the Rights represented
by this Rights Certificate, together with all right, title and interest in and to said Rights, and hereby irrevocably constitutes and appoints ______________________ attorney to transfer said Rights on the books of Project First Corporation with full power of substitution.

Dated:_______________, 19___                       _____________________________
                                                          (Signature)

Signature Guaranteed:


                                   Certificate

                           (to be completed, if true)

        The undersigned hereby certifies that the Rights represented by this Rights Certificate are not Beneficially owned by a 20% Stockholder or an Affiliate or Associate of a 20% Stockholder (as such capitalized terms are defined in the Rights Agreement).


Dated: _______________, 19___                     ______________________________
                                                          (Signature)

Signature Guaranteed:

                   Form of Reverse Side of Rights Certificate
                                   (continued)

                                     NOTICE


        The signatures to the foregoing Assignment and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

        In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company may deem the Rights represented by this Rights Certificate to be Beneficially Owned by a 20% Stockholder or an Affiliate or Associate of a 20% Stockholder (as such capitalized terms are defined in the Rights Agreement), and not issue any Rights Certificate or Rights Certificates in exchange for this Rights Certificate.

                   Form of Reverse Side of Rights Certificate
                                   (continued)

                          FORM OF ELECTION TO PURCHASE

             (To be executed by the registered holder if such holder
                  desires to exercise any or all of the Rights
                     represented by this Rights Certificate)


To COMPUTER SCIENCES CORPORATION:

        The undersigned hereby irrevocably elects to exercise ________________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security                      _____________________________
or other identifying number
________________________________________________________________________________

________________________________________________________________________________
                         (Please print name and address)

        If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security                    ______________________________
or other identifying number
________________________________________________________________________________

________________________________________________________________________________
                         (Please print name and address)



Dated: ______________, 19___                     ______________________________
                                                          (Signature)

Signature Guaranteed:

                   Form of Reverse Side of Rights Certificate
                                   (continued)

                                   Certificate
                           (to be completed, if true)


        The undersigned hereby certifies that the Rights represented by this Rights Certificate are not Beneficially Owned by a 20% Stockholder or an Affiliate or Associate of a 20% Stockholder (as such capitalized terms are defined in the Rights Agreement).

Dated: ______________ 19___                      ______________________________
                                                          (Signature)

Signature Guaranteed:


                                     NOTICE

        The signatures to the foregoing Election and the foregoing Certificate, if applicable, must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

        In the event that the foregoing Certificate is not duly executed, with signature guaranteed, the Company may deem the Rights represented by this Rights Certificate to be Beneficially Owned by a 20% Stockholder or an Affiliate or Associate of a 20% Stockholder (as such capitalized terms are defined in the Rights Agreement), and not issue any property or certificate for securities upon the exercise of this Rights Certificate or issue any new Rights Certificate for any remaining balance of unexercised Rights represented by this Rights Certificate.

                                    EXHIBIT C

                              SUMMARY OF THE RIGHTS


        On December 21, 1988, the Board of Directors of Computer Sciences Corporation (the "Company") authorized and declared a dividend distribution of one preferred stock purchase right (a "Right") for each share of common stock, $1.00 par value, of the Company (the "Common Stock") outstanding at the close of business on January 3, 1989 (the "Record Date"), and authorized the issuance of one Right for each share of Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as defined in Section 2 below).

        The following is a brief description of the Rights. It is intended to provide a general description only and is subject to the detailed terms and conditions of a Rights Agreement (the "Rights Agreement") dated as of December 21, 1988, as amended and restated as of August 1, 1996, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

        1.     Common Share Certificates Representing Rights

        Until the Distribution Date, (a) the Rights are not exercisable, (b) the Rights are attached to and trade only together with the Common Shares and (c) Common Share certificates represent the Rights related thereto. Common Share certificates issued after the Record Date and prior to the Distribution Date will contain a notation incorporating the Rights Agreement by reference.

        2.     Distribution Date

        The "Distribution Date" is the earlier of (a) the tenth business day following the date of the first public announcement that any person (other than the Company or certain related entities) has become the beneficial owner of 20% or more of the outstanding Common Shares (such person is a "20% Stockholder" and the date of such public announcement is the "20% Ownership Date") or (b) the tenth business day following the date of the commencement of, or the announcement of an intention to make, a tender offer or exchange offer by any Person (other than the Company or certain related entities), if upon the consummation thereof such person would be the owner of at least 30% of the Common Shares.

        Upon the close of business on the Distribution Date, the Rights will separate from the Common Shares, Right certificates will be issued and the Rights will become exercisable to purchase Preferred Shares, Common Shares or other securities as described in Section 4 below.

        3.     Expiration of Rights

        The Rights will expire on December 21, 1998, unless earlier redeemed.

        4.     Exercise of Rights

        Rights may be exercised, at the option of the holders, pursuant to paragraphs (a), (b) or (c) below. No Right may be exercised more than once or pursuant to more than one of such paragraphs. From and after the first event of the type described in paragraphs (b) or (c) below, each Right that is beneficially owned by a 20% Stockholder or that was attached to a Common Share that is subject to an option beneficially owned by a 20% Stockholder will be void.

        (a) Right to Purchase Preferred Shares. Unless the Rights have previously expired or been redeemed, from and after the close of business on the Distribution Date, each Right (other than a Right that has become void) will be exercisable to purchase one four-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Shares"), at the exercise price calculated in accordance with the terms of the Rights Agreement (as such price may be adjusted from time to time to prevent dilution, the "Exercise Price"). The Exercise Price as of August 1, 1996 was $78.33. Prior to the Distribution Date, the Company may substitute for all or any portion of the Preferred Shares that would otherwise be issuable upon exercise of the Rights, cash, assets or other securities having the same aggregate value as such Preferred Shares. The Preferred Shares are nonredeemable and may not be issued except upon exercise of Rights. The holder of a Preferred Share is entitled to receive when, as and if declared, the greater of (a) cash and non-cash dividends in an amount equal to 4,000 times the dividends declared on each Common Share or (b) a preferential annual dividend of $4.00 per Preferred Share ($.001 per one four-thousandth of a Preferred Share). In the event of liquidation, the holders of Preferred Shares will be entitled to receive a liquidation payment in an amount equal to the greater of (x) $40.00 per Preferred Share ($.01 per one four-thousandth of a Preferred Share), plus all accrued and unpaid dividends and distributions on the Preferred Shares, or
(y) an amount equal to 4,000 times the aggregate amount to be distributed per Common Share. Each Preferred Share has one vote, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, the holder of a Preferred Share will be entitled to receive 4,000 times the amount received per Common Share. The rights of the Preferred Shares as to dividends, voting and liquidation preferences are protected by anti-dilution provisions.

        (b) Right to Purchase Common Shares of the Company. Unless the Rights have previously expired or been redeemed, from and after the close of business on the tenth business



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
day following the 20% Ownership Date (or, if the tenth business day after the 20% ownership Date occurs before the Record Date, the close of business on the Record Date), each Right (other than a Right that has become void) will be exercisable to purchase one Common Share at 10% of the then current market value of the Common Shares. If the Company does not have sufficient Common Shares available for all Rights to be exercised, the Company will substitute for all or any portion of the Common Shares that would otherwise be issuable upon the exercise of the Rights, cash, assets or other securities or any combination of the foregoing having the same aggregate value as such Common Shares.

        (c) Right to Purchase Common Stock of a Successor Corporation. Unless the Rights have previously expired or been redeemed, if, on or after the 20% Ownership Date, (a) the Company is acquired in a merger or other business combination in which the Company is not the surviving corporation or in which the outstanding Common Shares are changed into or exchanged for stock or assets of another person or (b) 50% or more of the Company's consolidated assets or earning power are sold (other than in transactions in the ordinary course of business), then each Right (other than a Right that has become void) will thereafter be exercisable to purchase, at the Exercise Price (initially $235.00), shares of common stock of the surviving corporation or purchaser, respectively, with an aggregate market value equal to two times the Exercise Price. If the surviving corporation or purchaser does not have sufficient common stock available or is not publicly held, then each Right can be put to the surviving corporation or purchaser for a cash payment equal to the Exercise Price.

        5. Adjustments to Prevent Dilution. The Exercise Price, the number of outstanding Rights and the number of Preferred Shares or Common Shares issuable upon exercise of the Rights are subject to adjustment from time to time as set forth in the Rights Agreement in order to prevent dilution.

        6. Cash Paid Instead of Issuing Fractional Securities. No fractional securities will be issued upon exercise of a Right (other than fractions of Preferred Shares that are integral multiples of one four-thousandth of a Preferred Share and that may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of such securities.

        7. Redemption. At any time prior to the close of business on the earliest of (i) the tenth business day after the date of the first event of the type described in Section 4(b) above, (ii) the date of the first event of the type described in Section 4(c) above or (iii) the Rights' date of expiration given in Section 3 above, the Board of Directors may direct the Company to redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), and the Company


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
will so redeem the Rights. Thereafter, the right to exercise Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        8. No Stockholder Rights Prior to Exercise. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than rights resulting from such holder's ownership of Common Shares), including, without limitation, the right to vote or receive dividends.

        9. Amendment of Rights Agreement. At any time prior to the close of business on the earliest of (i) the tenth business day after the date of the first event of the type described in Section 4(b) above, (ii) the date of the first event of the type described in Section 4(c) above or (iii) the Rights' date of expiration given in Section 3 above, the Board of Directors may, without the approval of any holders of Rights, direct the Company and the Rights Agent to amend the Rights Agreement in any manner, whether or not such amendment is adverse to the holders of Rights. At any time thereafter the first event of the type described in Section 4(b) or (c) above, the Board of Directors may, without the approval of any holders of Rights, direct the Company and the Rights Agent to amend the Rights Agreement in any manner so long as such amendment does not materially and adversely affect the interests of the holders of Rights.



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